PRESS RELEASE	                         FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.	         APRIL 22, 2004
111 WEST 57TH STREET, SUITE 1100
NEW YORK, NEW YORK 10019	         CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL:  TINY 	         TEL. NO. (212) 582-0900


         HARRIS & HARRIS GROUP REPORTS BALANCE SHEET
                       AS OF MARCH 31, 2004


	Harris & Harris Group, Inc. announced today that its unaudited net asset value and net asset value per share (NAV) at March 31, 2004, were $41,503,253 and $3.01, respectively.



                    SUMMARY OF FINANCIAL RESULTS


                March 31, 2004    December 31, 2003    March 31, 2003
                 (Unaudited)          (Audited)         (Unaudited)

Total Assets       $55,105,581          $44,115,128       $35,958,424

Net Assets         $41,503,253          $40,682,738       $26,040,919

Total Net
Income Tax
Liability             $658,309             $651,969          $596,798

Net Asset
Value per
Share                    $3.01                $2.95             $2.26

Shares
Outstanding         13,798,845           13,798,845        11,498,845



	Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 14 initial private equity investments have been in tiny-technology enabled companies. The Company has 13,798,845 common shares outstanding.


	Detailed information about Harris & Harris Group, Inc. and its holdings can be found on its website at http://www.TinyTechVC.com.


This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K and recent Prospectus filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.